Exhibit (c)(5) Presentation to Special Committee July 11, 2023

SITUATION OVERVIEW Section 1: Situation Overview Section 1 Situation Overview Section 2 Financial Analysis Appendix 1 PROJECT LYNX

SITUATION OVERVIEW Overview ⚫ Structured Alpha LP (“SALP”), an entity controlled by Thomvest Asset Management (collectively with SALP, “Thomvest”), owns 64% of the common shares of Liminal BioSciences Inc. (“Liminal” or the “Company”) following a debt restructuring completed in April 2019 by way of a TSX hardship exemption ⚫ On April 5, 2023, SALP publicly released an unsolicited non-binding proposal to acquire all of the issued and outstanding common shares of Liminal that SALP does not currently own for US$7.50 in cash per common share (the “Initial Proposal ) ◼ The Initial Proposal indicated that “SALP is only interested in acquiring the common shares of [Liminal] that it does not already own. SALP does not have any interest in selling the common shares of [Liminal] that it owns and would not support any refinancing, recapitalization, sale, merger or other transaction involving [Liminal]” ◼ The board of directors of the Company (the “Board”) established a special committee of the independent members of the Board (the “Special Committee”) with respect to the Initial Proposal ◼ The Special Committee engaged BMO Capital Markets (“BMO”) as its independent financial advisor and to provide a formal valuation of the Company’s common shares in accordance with Multilateral Instrument (“MI”) 61-101 – Protection of Minority Shareholders in Special Transactions ◼ At the Special Committee’s direction, BMO contacted selected third parties for potential interest in acquiring Liminal – 32 selected parties contacted with no competing interest having materialized ⚫ On July 11, 2023, following negotiations, SALP notified the Special Committee of SALP’s final offer price of US$8.50 in cash per Liminal common share (the “Final Offer”), reflecting two price increases on terms substantially consistent with the Initial Proposal Source: Press releases, Public filings 2 PROJECT LYNX

Volume (millions) SITUATION OVERVIEW Liminal – Market Data and Historical Stock Performance (1) CAPITALIZATION AND MARKET VALUATION LTM STOCK PERFORMANCE (POST-SPLIT SHARE PRICE) (2) Market Valuation Current Unaffected $8.00 Initial Proposal: $7.50 8 1.4 .0 7/11/2023 4/4/2023 Spread to Initial Proposal: 26.7% Closing Stock Price $5.92 $3.62 % of 52-Week High 83.9% 36.6% (3) Fully Diluted (TSM) Shares O/S (000’s) 3,270.6 3,104.2 Market Capitalization $19.4 $11.2 $7.00 0.8 Plus: Debt -- -- (4) Less: Cash & Equivalents (20.3) (20.3) LMNL NBI Total Enterprise Value ($0.9) ($9.0) $6.00 0.6 (2) Current Unaffected Trading Overview 7/7/2023 4/4/2023 52-Week High $7.06 $9.90 $5.00 0.4 52-Week Low $3.10 $3.10 (5) Short Interest (000's / %) 34.6 / 3.1% 1.8 / 0.2% Float % 35.8% 35.8% $4.00 0.2 Average Daily Trading Volume (000's) 30 Days 6.9 5.6 60 Days 10.9 8.0 90 Days 107.9 6.3 180 Days 57.1 5.4 $3.00 -- Jul-22 Oct-22 Jan-23 Apr-23 Jul-23 Source: Capital IQ, FactSet, Press releases, Public filings; as of July 11, 2023 3. As of March 31, 2023 reported filing and pro forma for subsequent events prior to July 11, 3 Note: US$ in millions, except per share data. 2023. 1. Effective February 1, 2023, Liminal effected a 10:1 reverse stock split in order to maintain 4. As of March 31, 2023 reported filing. PROJECT LYNX NASDAQ listing requirements. 5. Represents % of float. 2. Reflects Liminal closing stock price on April 4, 2023, last trading day prior to public announcement of Initial Proposal. Share Price (US$)

SITUATION OVERVIEW Transaction Overview IMPLIED TRANSACTION METRICS HIGHLIGHTS ⚫ Initial Proposal Date: April 5, 2023 Purchase Price (US$/sh) $8.50 ⚫ Final Offer Date: July 11, 2023 (1) Implied Equity Value ⚫ Buyer: Structured Alpha LP (“SALP”), a limited partnership of which (US$ mm) $28.0 (100% Basis) Thomvest Asset Management is the sole general partner (1) Implied Equity Value ⚫ Transaction: Acquisition by SALP of all outstanding Liminal common shares (US$ mm) $10.1 (Attrib. to Minority) other than the 64% owned by SALP ⚫ Purchase Price: Implied Premiums ◼ Initial Proposal: US$7.50 per common share in cash (2) One-Day (4/4/2023) (%) 134.8% ◼ Final Offer: US$8.50 per common share in cash, representing c.13% increase over two negotiated price increases from Initial Proposal (2) One-Week (3/28/2023) (%) 127.9% SHARE PRICE PERFORMANCE SINCE INITIAL PROPOSAL (%) (2) (%) 20-Day VWAP (3/8/2023) 78.7% (2) Liminal 63.5% 85.6% (%) 52-Week High (4/4/2022) (14.1%) Since One-Day Initial VWAP Since Reverse XBI 10.9% (%) 63.3% Proposal Stock Split Effective Date VWAP Since (3,4) (%) 75.9% Selected Pre-Clinical Biotech (22.6%) Fezagepras Discontinuation 8.4 mm shares traded (c. 1,300x 90-day ADTV) on NASDAQ on day of announcement of Initial Proposal Source: Company management information, FactSet, Public filings, Street research; as of July 11, 2023 4 1. Based on estimated fully diluted (TSM) shares outstanding as of 11-Jul-23 per Company management. 2. Based on Liminal unaffected date. PROJECT LYNX 3. Selected Pre-Clinical Biotech includes Comera Life Sciences Holdings, Forte Biosciences, Gain Therapeutics, Hillstream BioPharma, NeuBase Therapeutics, Pasithea Therapeutics, ProMIS Neurosciences and Xenetic Biosciences. 4. Reflects unaffected date of June 2, 2023 prior to offer from Lucy Scientific Discovery to acquire Pasithea Therapeutics.

SITUATION OVERVIEW Selected Research Analysts’ Perspectives Bloom Burton Leede Jones Gable (1) Pre-Initial Proposal Target Stock Price $1.20 $2.00 Date of Pre-Initial Proposal Target Stock Price July 2022 May 2022 Rating Sell Hold Source: Capital IQ, FactSet, Street research 5 Note: In US$. 1. Actual target stock price of US$0.12/sh adjusted for 10:1 reverse stock split announced by Liminal on 26-Jan-23. PROJECT LYNX

FINANCIAL ANALYSIS Section 2: Financial Analysis Section 1 Situation Overview Section 2 Financial Analysis Appendix 6 PROJECT LYNX

FINANCIAL ANALYSIS Selected Pre-Clinical Public Biotech Companies Company Name Enterprise Value (US$mm) Gain Therapeutics $38.5 ProMIS Neurosciences $24.4 Comera Life Sciences Holdings $16.4 Hillstream BioPharma $0.3 Xenetic Biosciences ($5.5) NeuBase Therapeutics ($12.1) Forte Biosciences ($13.6) (1) ($19.0) Pasithea Therapeutics Median: ($2.6) 25th Percentile: ($12.4) 75th Percentile: $18.4 Selected Enterprise Value Range of ($10mm) – $20mm Source: BioCentury, Capital IQ, FactSet, Public filings 7 Note: Market data as of July 11, 2023. 1. Reflects unaffected date of June 2, 2023 prior to offer from Lucy Scientific Discovery to acquire Pasithea Therapeutics. PROJECT LYNX

FINANCIAL ANALYSIS Selected Early-Stage Public Biotech Transactions – Implied Premiums Since 2018 (1) Date Implied Premium Paid Announced Target Acquiror One-Day (2) 06/20/23 DICE Therapeutics Eli Lilly 41.8% (2) 05/24/23 Apexigen Pyxis Oncology 60.1% 04/16/23 Prometheus Biosciences Merck & Co 75.4% 01/09/23 CinCor Pharma Astrazeneca 120.7% 11/21/22 Imago BioSciences, Inc. Merck 106.9% 06/03/22 Turning Point Therapeutics, Inc. Bristol-Myers Squibb Company 122.5% 04/19/22 Checkmate Pharmaceuticals Regeneron Pharmaceuticals 335.7% 08/23/21 Trillium Therapeutics Pfizer 203.8% 08/03/21 Translate Bio Sanofi 145.3% 02/25/21 Pandion Therapeutics Merck 134.1% 03/02/20 Forty Seven Gilead Sciences 64.7% 12/09/19 ArQule Merck & Co. 106.9% 12/09/19 Synthorx Sanofi 171.7% 10/16/19 Achillion Pharmaceuticals Alexion Pharmaceuticals 72.6% 02/21/19 Immune Design Merck & Co. 312.0% 01/07/19 Loxo Oncology Eli Lilly 68.0% 01/31/18 Cascadian Therapeutics Seattle Genetics 69.5% 01/22/18 Juno Therapeutics (Acquired remaining 90%) Celgene 28.3% Median: 106.9% 25th Percentile: 68.4% 75th Percentile: 142.5% Selected Premiums Range of 70% – 140% Source: Capital IQ, Public filings 8 1. Based on upfront consideration only. 2. Pending transaction. PROJECT LYNX

FINANCIAL ANALYSIS Selected Pre-Clinical Biotech Transactions Since 2018 Date Transaction Value Announced Target Acquiror Upfront (US$mm) 10/03/22 Villaris Therapeutics Incyte $70.0 03/30/21 Rodeo Therapeutics Amgen $55.0 (1) 05/04/20 Noachis Terra Oragenics $9.5 10/22/19 Encycle Therapeutics Zealand Pharma - 07/09/19 Spitfire Pharma Altimmune $5.0 (1) 10/31/18 Inception 4 Ophthotech $5.7 Median: $7.6 25th Percentile: $5.2 75th Percentile: $43.6 Selected Enterprise Value Range of $5mm – $45mm Source: Capital IQ, Public filings 9 1. Transaction values are calculated using net cash. PROJECT LYNX

FINANCIAL ANALYSIS Selected Pre-Clinical Biotech Product Transactions Since 2018 Date Transaction Value Announced Seller Acquiror Upfront (US$mm) 11/02/22 Basilea Pharmaceutica Twentyeight-Seven Therapeutics $1.0 01/13/22 DeuteRx Salarius Pharmaceuticals $13.8 03/17/21 Chemomab Therapeutics Kestrel Therapeutics $1.0 04/02/20 Merrimack Pharmaceuticals Celator Pharmaceuticals $2.3 09/09/19 Xenon Pharmaceuticals Flexion Therapeutics $3.0 01/25/18 Karyopharm Biogen $10.0 Median: $2.6 Selected Program Value Range of $0mm – $3mm Source: BioCentury, FactSet, Public filings 10 PROJECT LYNX

FINANCIAL ANALYSIS Summary of Management’s PoS Assessments ⚫ Probability of Success (“PoS”) per public studies of success rates for each stage of clinical trial based on disease Probability of area (Phase 1, 2, 3 and NDA/BLA approval) Success ⚫ PoS applied to revenue, cost projections, NOLs and taxes, as appropriate Liminal Market Perspectives NASH IBD (UC) IBD (Crohn’s) IBD (UC) IBD (Crohn’s) PoS P1-2: 61.8% P1-2: 46.7% Assumes successful P2-3: 45% P2-3: 34.2% Phase 2 and Phase 3 P3-NDA/BLA: 63.6% P3-NDA/BLA: 57.1% Market Perspectives Market Perspectives trials post-UC approval, NDA/BLA–Approval: NDA/BLA–Approval: PoS adjusted for UC 87.5% 90.1% likelihood of approval Cumulative 15.5% 8.3% 8.3% 15.5% 8.3% PoS METHODOLOGY SOURCE ⚫ As per Company management based on “Clinical Development Success Rates and Contributing Factors 2011–2020”, Biotechnology Innovation Organization, Informa Pharma Intelligence, QLS Advisors Source: Biotechnology Innovation Organization, Company management information, Informa Pharma Intelligence, QLS Advisors 11 PROJECT LYNX

FINANCIAL ANALYSIS Discounted Cash Flow Analysis – GPR84 IMPLIED EQUITY VALUE PER SHARE ILLUSTRATIVE PF OWNERSHIP ON FULLY FUNDED BASIS For informational reference Low High (1) Reflects Illustrative Equity Financing For $677.7mm WACC 19.5% 16.0% Unaffected Final Offer Terminal Growth Rate (70.0%) (20.0%) Equity Financing Price Per Share $3.62 $8.50 PV of Cash Flows (6.6) 52.5 Post-Financing Ownership PV of Terminal Value 0.3 3.5 All Current Shareholders 1.6% 4.0% Implied Enterprise Value ($6.6) $52.5 0.6% 1.6% Less: Total Debt -- -- Minority Shareholders (2) Note: Assumes current shareholders do not participate in future funding requirements. Add: Cash 14.4 14.4 Implied Equity Value $7.8 $66.9 (3) Implied F.D. (TSM) Shares O/S 3.2 3.3 Implied Equity Value / Share $2.41 $20.11 SENSITIVITY Implied Enterprise Value ($mm) Implied Equity Value Per Share ($) WACC WACC ($12.3) 16.0% 19.5% $0.7 16.0% 19.5% (20%) $52.5 ($5.2) (20%) $20.11 $2.84 (30%) $51.4 ($5.7) (30%) $19.78 $2.68 (40%) $50.7 ($6.0) (40%) $19.57 $2.58 (50%) $50.2 ($6.3) (50%) $19.42 $2.51 (60%) $49.9 ($6.4) (60%) $19.31 $2.46 (70%) $49.6 ($6.6) (70%) $19.23 $2.41 Source: Company management information, Public filings 12 Note: In US$ millions except per share data. 1. Cumulative cash flow requirements to reach positive unlevered cash flow on non-PoS adjusted basis. PROJECT LYNX 2. Based on estimated net cash balance as of 11-Jul-23 per Company management. 3. Based on estimated fully diluted (TSM) shares outstanding as of 11-Jul-23 per Company management. TV Growth Rate TV Growth Rate

FINANCIAL ANALYSIS Sum-of-the-Parts Indicative Range Segment Low High (US$mm) (US$mm) Company / GPR84 - DCF (Cost of Capital: 16.0% - 19.5% / PG: (20.0%) - (70.0%)) ($6.6) $52.5 OXER1 - $0 - $3mm -- $3.0 GPR40 - $0 - $3mm -- $3.0 Total Indicative Enterprise Value ($6.6) $58.5 (1) (+) Belleville $3.0 $3.0 (2) (+) Net Cash $14.4 $14.4 Total Indicative Equity Value $10.8 $75.9 (3) Fully Diluted (TSM) Shares O/S (000's) 3,249.5 3,334.2 Implied Equity Value Per Share (US$/sh.) $3.34 $22.78 Source: Company management information, FactSet, Public filings, Street research 13 1. Based on carrying value of Belleville facility as of 31-Dec-22 per Liminal’s Q4 2022 financial statements, adjusted to USD at median of consensus estimates for 2023 USDCAD exchange rate. 2. Based on estimated net cash balance as of 11-Jul-23 per Company management. PROJECT LYNX 3. Based on estimated fully diluted (TSM) shares outstanding as of 11-Jul-23 per Company management.

FINANCIAL ANALYSIS Financial Analysis Summary Trading Perspectives Transaction Perspectives Sum-of-the-Parts For informational reference Company Management Selected Public Selected Transaction 52-Week Analyst Target Selected Transactions Forecast Companies Premiums (1) (1) High / Low Stock Prices (EV: $5 - $45mm) PG: (20.0%) - (70.0%) (2) (EV: ($10) - $20mm) (70% - 140%) Cost of Capital: 16.0% - 19.5% $22.78 $17.86 $10.42 $9.90 Transaction Consideration: $8.50 $8.69 $6.15 $5.93 $2.00 $3.34 $3.10 (3) $1.36 $1.20 Source: Company management information, FactSet, Public filings, Street research 3. Bloom Burton & Co.’s actual target stock price of US$0.12/sh adjusted for 14 Note: Adjustment from implied equity value to implied enterprise value inclusive of estimated net cash balance 10:1 reverse stock split announced by Liminal on 26-Jan-23. as of 11-Jul-23 per Company management. Implied equity values per share based on estimated fully diluted PROJECT LYNX (TSM) shares outstanding as of 11-Jul-23 per Company management. 1. Based on Liminal unaffected date of 4-Apr-23. 2. Based on 70%-140% premium applied to Liminal closing stock price on unaffected date of 4-Apr-23.

APPENDIX Appendix Section 1 Situation Overview Section 2 Financial Analysis Appendix 15 PROJECT LYNX

APPENDIX Indicative Cost of Capital Calculation BETA CALCULATION COST OF CAPITAL Total Equity Debt Selected Betas βu = 1.00 βu = 1.50 (1) 2 (1) (2) (3) (4) Company Beta R Debt Value Ratio Tax Rate Beta Cost of Capital Levered Unlevered (7) Nominal Risk-Free Rate 3.97% 3.97% Gain Therapeutics 0.70 0.06 $0.6 $59.5 1.0% 21.0% 0.70 (8) 7.17% 7.17% Equity Risk Premium ProMIS Neurosciences 0.58 0.04 -- $25.9 -- 26.5% 0.58 (8) 4.83% 4.83% Size Premium Forte Biosciences 0.04 0.00 -- $22.3 -- 21.0% 0.04 Selected Unlevered Beta 1.00 1.50 Comera Life Sciences 1.26 0.09 -- $13.3 -- 21.0% 1.26 (9) 16.0% 19.6% Cost of Capital (5) Pasithea Therapeutics 1.49 0.21 $0.3 $10.5 2.5% 21.0% 1.46 NeuBase Therapeutics 0.87 0.05 -- $6.7 -- 21.0% 0.87 Selected Cost of Capital 16.0% 19.5% Xenetic Biosciences 2.30 0.18 -- $6.5 -- 21.0% 2.30 Hillstream BioPharma 1.94 0.03 -- $6.1 -- 21.0% 1.94 Median 1.07 0.05 -- $11.9 – 1.07 Mean 1.15 0.08 $0.1 $18.9 0.4% 1.14 Selected Beta - Low 1.00 Selected Beta - High 1.50 (6) Liminal 0.96 0.06 -- $11.2 – 21.0% 0.96 Source: Bloomberg, FactSet, Public filings 5. Based on unaffected date of 2-Jun-23 in relation to Lucy Scientific Discovery proposal. 16 Note: Levered betas are calculated using FactSet pricing data. Market data as of 11-Jul-23. 6. Based on unaffected date of 4-Apr-23 in relation to Initial Proposal. 1. Based on five-year monthly stock performance relative to S&P500 market index as of 11-Jul-23. 7. Yield on 10-year United States Government bond. PROJECT LYNX 2. Total debt as of most recently disclosed filing. 8. Based on Kroll Valuation Handbook – Guide to Cost of Capital. 3. Equity value as of 11-Jul-23. 9. Cost of equity = risk-free rate + β x market risk premium + size premium. 4. βU = βL / (1 + (1 - tax rate) x Debt/Equity).

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